THE SAVANNAH BANCORP REPORTS AN 11 PERCENT INCREASE IN THIRD QUARTER EARNINGS
                        AND ANNOUNCES QUARTERLY DIVIDEND

     SAVANNAH--(BUSINESS WIRE)--Oct. 15, 2002--The Savannah Bancorp (Nasdaq:
SAVB), Savannah, Georgia, the bank holding company for The Savannah Bank, N.A. and Bryan Bank & Trust, Richmond Hill, Georgia, reported third quarter net income of $1,192,000, compared with $1,074,000 in 2001, an increase of 11 percent. Earnings were 39 cents per diluted share in the third quarter of 2002 compared to 36 cents in the third quarter of 2001, an increase of 8.3 percent.

     Net income for the first nine months of 2002 was $3,355,000 compared with $3,234,000 for the same period in 2001, an increase of 3.7 percent. Diluted earnings per share were $1.11 and $1.07 for the first nine months of 2002 and 2001, respectively. As of September 30, 2002 and 2001, loans increased to $318.3 million from $270.8 million, an increase of 18 percent. Deposits increased 11 percent to $335.1 million from $303.0 million. Total assets increased 9.5 percent to $404.7 million at September 30, 2002 from $369.6 million at September 30, 2001.

     Credit quality remains strong with net loan charge offs of $67,000 in the third quarter and $164,000 for the first nine months. Nonperforming assets totaled $605,000 at September 30, 2002 compared to $536,000 a year earlier. Nonperforming assets represent 0.19 percent and 0.20 percent of loans and other real estate owned at September 30, 2002 and 2001, respectively. "Good loan and core deposit growth continued in the third quarter.

     The net interest margin stabilized somewhat in the third quarter as compared to the prior year. Other expenses are higher in the third quarter 2002 due to expansions in the lending, management and support teams. However, these investments enhance opportunities for future growth and performance as we take advantage of a relatively good local economy and continue to focus on improved operating efficiency," said Archie H. Davis, President and CEO.

     On October 15, the Board of Directors, subject to additional input by the Audit Committee, approved the initial process for implementation of the Securities and Exchange Commission's new requirement for Management Certification of Disclosure in Companies' Quarterly and Annual Reports. The disclosure controls and procedure review process will continue to evolve over the next year as additional SEC regulations are developed and further professional guidance is received.

     The Board of Directors declared a regular quarterly dividend of 17 cents per share. The record date is October 25, 2002, and the dividend is payable November 18, 2002.

CONTACT: Savannah Bancorp, Savannah
Archie H. Davis, 912/651-8200 or Robert B. Briscoe, 912/651-8225

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


                   The Savannah Bancorp, Inc. and Subsidiaries
                       Third Quarter Financial Highlights
                           September 30, 2002 and 2001
                                   (Unaudited)

Performance Ratios
----------------------------------------------------------------------
(thousands, except per share data)
Balance Sheet Data
at September 30                      2002           2001      % Change
----------------------------------------------------------------------
Total assets                     $ 404,736      $ 369,600         10
Interest-earning assets            380,878        350,288        8.7
Loans                              318,289        270,751         18
Allowance for loan losses            4,125          3,726         11
Nonperforming assets                   605            536         13
Deposits                           335,087        302,977         11
Interest-bearing liabilities       310,660        288,274        7.8
Shareholders' equity                34,230         31,690        8.0
Allowance for possible
   loan losses to total loans         1.30%          1.38%      (5.8)
Loan to deposit ratio                94.99%         89.36%       6.3
Equity to assets                      8.46%          8.57%      (1.3)
Tier 1 capital to risk-
   weighted assets                   10.44%         10.87%      (4.0)
Book value per share               $ 11.48        $ 10.71        7.2
Outstanding shares                   2,983          2,958        0.8

For the Third Quarter                2002           2001      % Change
----------------------------------------------------------------------
Net income                         $ 1,192        $ 1,074         11
Return on average assets              1.17%          1.18%      (0.8)
Return on average equity             13.98%         13.75%       1.7
Net interest margin                   4.07%          4.15%      (1.9)
Efficiency ratio                     59.95%         59.25%       1.2

Per share data:
Net income - basic                 $  0.40        $  0.36         11
Net income - diluted               $  0.39        $  0.36        8.3
Dividends                          $  0.17        $  0.16        6.3

Average shares:
Basic                                2,983          2,958        0.8
Diluted                              3,026          3,013        0.4

For the Nine Months                  2002           2001      % Change
----------------------------------------------------------------------
Net income                         $ 3,355        $ 3,234        3.7
Return on average assets              1.15%          1.20%      (4.2)
Return on average equity             13.57%         14.37%      (5.6)
Net interest margin                   4.11%          4.17%      (1.4)
Efficiency ratio                     60.47%         58.54%       3.3

Per share data:
Net income - basic                 $  1.13        $  1.09        3.7
Net income - diluted               $  1.11        $  1.07        3.7
Dividends                          $  .500        $  .456         10

Average shares:
Basic                                2,982          2,958        0.8
Diluted                              3,025          3,009        0.5

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

             The Savannah Bancorp, Inc. and Subsidiaries
                        Consolidated Statements of Income
                               Third Quarter, 2002
                                   (Unaudited)
----------------------------------------------------------------------
(thousands, except per share data)

                               For the Quarter     For the Nine Months
                              Ended September 30,  Ended September 30,
                              -------------------  -------------------
                                 2002    2001         2002      2001
                              --------- -------    ---------  --------
Interest income                 $5,902  $6,599      $17,634   $20,546
Interest expense                 2,059   3,073        6,469    10,100
----------------------------------------------------------------------
Net Interest Income              3,843   3,526       11,165    10,446
Provision for loan losses          151     150          463       455
----------------------------------------------------------------------
Net interest income after
  provision for loan losses      3,692   3,376       10,702     9,991
----------------------------------------------------------------------
Other Income
Trust fees                         77       89          265       233
Service charges on deposit
  accounts                        429      315        1,167       982
Mortgage origination fees         291      238          780       629
Other income                      122      108          339       344
----------------------------------------------------------------------
Total other operating income      919      750        2,551     2,188
Gains on sales of assets            0       13            0        13
----------------------------------------------------------------------
Total other income                919      763        2,551     2,201
----------------------------------------------------------------------
Other Expense
Salaries and employee benefits  1,684    1,353        4,791     4,087
Occupancy expense                 209      179          614       524
Equipment expense                 218      151          575       440
Other operating expenses          744      858        2,314     2,353
----------------------------------------------------------------------
Total other expense             2,855    2,541        8,294     7,404
----------------------------------------------------------------------
Income before provision for
   income taxes                 1,756    1,598        4,959     4,788
Provision for income taxes        564      524        1,604     1,554
----------------------------------------------------------------------
Net Income                     $1,192   $1,074       $3,355    $3,234
======================================================================

Per Share:
Net income - basic             $ 0.40   $ 0.36       $ 1.13    $ 1.09
======================================================================
Net income - diluted           $ 0.39   $ 0.36       $ 1.11    $ 1.07
======================================================================

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

                   The Savannah Bancorp, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                           September 30, 2002 and 2001

                                                     (Unaudited)
----------------------------------------------------------------------
(Amounts in thousands, except share data)
                                                      September 30,
                                                 ---------------------
                                                    2002         2001
                                                 --------     --------
Assets
Cash and due from banks                          $ 17,416     $ 12,683
Interest-bearing deposits                           1,399        1,655
Federal funds sold                                  4,914       15,117
Investment securities, available-for-sale          58,654       65,473
Loans                                             318,289      270,751
Less allowance for loan losses                     (4,125)      (3,726)
----------------------------------------------------------------------
       Net loans                                  314,164      267,025
Premises and equipment, net                         4,806        4,490
Other real estate owned                               117            0
Other assets                                        3,266        3,157
----------------------------------------------------------------------
       Total assets                              $404,736     $369,600
======================================================================

Liabilities
Deposits:
 Noninterest-bearing demand                      $ 57,939     $ 47,145
 Interest-bearing demand                           58,991       51,473
 Savings                                           15,000       11,747
 Money market accounts                             58,002       45,698
 Time, $100,000 and over                           62,899       61,186
 Other time deposits                               82,256       85,728
----------------------------------------------------------------------
       Total deposits                             335,087      302,977
Other short-term borrowings                        12,824       11,544
Federal Home Loan Bank advances                    20,688       20,898
Other liabilities                                   1,907        2,491
----------------------------------------------------------------------
       Total liabilities                          370,506      337,910
----------------------------------------------------------------------
Shareholders' Equity
Common stock, par value $1 per
 share: authorized 20,000,000
 shares; issued 2,991,378 in 2002 and 2001          2,991        2,991
Preferred stock, par value $1:
 authorized 10,000,000 shares                           -            -
Capital surplus                                    18,555       18,806
Retained earnings                                  11,615        9,100
Treasury stock, at cost, 8,440 and
 33,667 shares in 2002 and 2001                      (160)        (594)
Net unrealized gains on
 available-for-sale securities                      1,229        1,387
----------------------------------------------------------------------
       Total shareholders' equity                  34,230       31,690
----------------------------------------------------------------------
       Total liabilities and
       shareholders' equity                      $404,736     $369,600
======================================================================

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